UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

CEREPLAST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CEREPLAST, INC.

NOTICE OF SPECIAL MEETING

AND

PROXY STATEMENT

April 5, 2013

at 9:00 a.m. Pacific Time

DoubleTree Hotel, 1985 East Grand Ave.

El Segundo, CA 90245-5015

CEREPLAST, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 5, 2013

A Special Meeting of Stockholders (the “Special Meeting”) of Cereplast, Inc. (the “Company”) will be held at the DoubleTree Hotel, 1985 East Grand Ave., El Segundo, CA 90245-5015, on Friday, April 5, 2013, at 9:00 a.m. Pacific Time, to consider the following proposals:

1.    To approve an amendment to the articles of incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of not less than one-for-two and not greater than one-for-fifty, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Nevada no later than one year from the date of the Special Meeting;

2.    To approve an amendment to the articles of incorporation of the Company to increase the Company’s authorized shares of common stock from 495,000,000 to 2,000,000,000; and

3.    To act on such other matters as may properly come before the meeting or any adjournment there.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” Proposals 1 and 2. The Company intends to mail the Proxy Statement and Proxy Card enclosed with this notice on or about             , 2013 to all stockholders entitled to vote at the Special Meeting. Only stockholders of record at the close of business on February 15, 2013 will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Special Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Special Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Special Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy Card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders to be held April 5, 2013. The Proxy Statement is available at: : www.icommaterials.com/Cereplast.

By Order of the Board of Directors

/s/ Frederic Scheer

Frederic Scheer
Chief Executive Officer and Chairman of the Board of Directors

Cereplast, Inc.

300 N. Continental Blvd., Suite 100

El Segundo, California 90245

(310) 615-1900

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cereplast, Inc. (“Cereplast”, the “Company”, “we”, “us” or “our”) to be voted at the Special Meeting of Stockholders (“Special Meeting”) which will be held at the DoubleTree Hotel, 1985 East Grand Ave., El Segundo, CA 90245-5015 on Friday, April 5, 2013, at 9:00 a.m. Pacific Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about             , 2013.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Special Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Special Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on February 15, 2013, will be entitled to receive notice of, attend and vote at the meeting.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving these materials?

The Company has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Special Meeting. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision.

What is included in these materials?

These materials include:

•               this Proxy Statement for the Special Meeting; and

•               the Proxy Card or vote instruction form for the Special Meeting.

What is the Proxy Card?

The Proxy Card enables you to appoint Frederic Scheer, our Chief Executive Officer and Chairman of the Board of Directors, as your representatives at the Special Meeting. By completing and returning a Proxy Card, you are authorizing Mr. Scheer to vote your shares at the Special Meeting in accordance with your instructions on the Proxy Card. This way, your shares will be voted whether or not you attend the Special Meeting.

What is the purpose of the Special Meeting?

At our Special Meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting on the cover page of this Proxy Statement, including (i) approval of an amendment to the articles of incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of not less than one-for-two and not greater than one-for-fifty, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Nevada no later than one year from the date of the Special Meeting, and (ii) approval of an amendment to the articles of incorporation of the Company to increase the Company’s authorized shares of common stock from 495,000,000 to 2,000,000,000.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. We anticipate that as of the record date, there will be 238,131,674 shares of our common stock issued and outstanding. Thus, the presence of the holders of 119,065,837 issued and outstanding shares of common stock will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on February 15, 2013, your shares were registered directly in your name with our transfer agent, Computershare, you are considered a stockholder of record with respect to those shares, and the Notice of Special Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the Proxy Card to us. Whether or not you plan to attend the Special Meeting, if you do not vote over the Internet, please complete, date, sign and return a Proxy Card to ensure that your vote is counted.

If on February 15, 2013, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Special Meeting and Proxy Statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•                  Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

•                  By Telephone. You may vote by calling the toll free number found on the Proxy Card.

•                  By Mail. You may vote by completing, signing, dating and returning your Proxy Card in the pre-addressed, postage-paid envelope provided.

•                  In Person. You may attend and vote at the Special Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•                  Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

•                  By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.

•                  By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•                  In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the organization that holds your shares.

Abstentions and broker non-votes

While the inspectors of election will treat shares represented by Proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the proposed reverse stock split and increase in authorized shares of common stock are considered “routine” matters. Accordingly, brokers are entitled to vote uninstructed shares with respect to these proposals.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a stockholder of record and you:

•                  indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

•                  sign and return a Proxy Card without giving specific voting instructions,

then the proxy holder will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, such as the proposed reverse stock split and the proposed increase in authorized shares of common stock, but cannot vote on non-routine matters.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•                  for approval of an amendment to the articles of incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of not less than one-for-two and not greater than one-for-fifty, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Nevada no later than one year from the date of the Special Meeting; and

•                  for approval of an amendment to the articles of incorporation of the Company to increase the number of authorized shares of common stock from 495,000,000 to 2,000,000,000.

With respect to any other matter that properly comes before the meeting, the proxy holder will vote as recommended by the Board of Directors or, if no recommendation is given, in his own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

How are Proxy materials delivered to households?

Only one copy of this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of this Proxy Statement upon such request. If you share an address with at least one other stockholder, currently receive one copy of our Proxy Statement at your residence, and would like to receive a separate copy of our Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Cereplast, Inc., 300 N. Continental Blvd., Suite 100, El Segundo, California 90245; Attention: Corporate Secretary.

Interest of Officers and Directors in Matters to Be Acted Upon

None of our officers or directors has any interest in any of the matters to be acted upon at the Special Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth information regarding the beneficial ownership of our common stock as of February 7, 2013. The information in this table provides the ownership information for:

•                  each person known by us to be the beneficial owner of more than 5% of our Common Stock;

•                  each of our directors;

•                  each of our executive officers; and

•                  our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 238,131,674 shares outstanding on February 7, 2013, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after February 7, 2013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Frederic Scheer (1)	2,903,784	1.2%
Mark Barton	69,614	*
Kelvin Okamoto	32,423	*
Michael Okada	12,565	*
Jacques Vincent	38,500	*
Craig Peus	15,000	*
Franklin Hunt	12,500	*
Paul Pelosi, Jr.	—	*
All officers and directors as a group	3,084,386	1.3%

*	Less than one percent.
(1)	Mr. Scheer beneficially owns such shares jointly with his wife, Jocelyne Scheer and through their private foundation The Frederic & Jocelyne Scheer Foundation.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

APPROVAL OF REVERSE STOCK SPLIT

The Board of Directors is recommending that the Company’s shareholders approve an amendment to the Company’s articles of incorporation to effect a reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”), as described below.

The form of the amendment to the Company’s articles of incorporation to effect a reverse stock split of our issued and outstanding common stock will be substantially as set forth on Appendix A (provided that, if both Proposal No. 1 and Proposal No. 2 are approved, the Company may file a single amendment with the Secretary of State of Nevada to effect both actions). Approval of the proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-fifty, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the Reverse Stock Split and such amendment is filed with the Secretary of State of Nevada no later than one year after the date of our Special Meeting. We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•                                 the historical trading price and trading volume of our common stock;

•                                 the number of shares of our common stock outstanding;

•                                 the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•                                 the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•                                 prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than two and no more than fifty shares of existing common stock, as determined by our Board of Directors, will be combined into one share of common stock. Any fractional shares will be rounded up to the next whole number. The amendment to our articles of incorporation to effect a reverse stock split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company’s common stock is quoted on the OTCQB under the symbol “CERP”. The shares of common stock of the Company have traded at very low prices for some time. As of February 7, 2013, the last reported closing price of the Company’s common stock was $0.05. The Reverse Stock Split is intended to increase the per share stock price. We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock. In addition, the Reverse Stock Split may enhance our ability to have our common stock listed on a national securities exchange, such as the NASDAQ Capital Market, where our common stock was previously listed, although we cannot provide any assurance that our minimum bid price would be or remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange or that we will otherwise quality for such a listing. Accordingly, we believe that approval of the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our articles of incorporation with the Secretary of State of Nevada. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s articles of incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada within one year after the Special Meeting, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding common stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of two and a maximum of fifty shares of existing common stock will be combined into one new share of common stock. Based on 238,131,674 shares of common stock issued and outstanding as of February 7, 2013, immediately following the reverse split the Company would have approximately 119,065,837 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-2, and 4,762,633 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-50. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between 4,762,633 and 119,065,837 shares.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under the Company’s articles of incorporation. (A separate proposal to be voted upon at the Special Meeting, however, would approve an amendment to our articles of incorporation to increase our authorized shares of common stock to 2,000,000,000. See Proposal No. 2.) Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Under our articles of incorporation, as amended, our authorized capital stock consists of 495,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. Except for the conversion of outstanding convertible securities (which conversion would be at the option of the respective holders), the Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of common stock.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be adjusted proportionately based upon the reverse stock split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The amendment to the Company’s articles of incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

Required Vote

Approval of the Reverse Stock Split requires the affirmative vote of the holders of a majority of the total outstanding shares as of the record date.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT

ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 495,000,000 TO 2,000,000,000

Our Board of Directors has approved, subject to shareholder approval, an amendment to our articles of incorporation to increase our authorized shares of common stock from 495,000,000 to 2,000,000,000. The increase in our authorized shares of common stock will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of the State of Nevada. If the amendment to increase our authorized shares of common stock is approved by shareholders at the Special Meeting, we intend to file the amendment to our articles of incorporation as soon as practicable following the Special Meeting.

The form of certificate of amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix B to this Proxy Statement (provided that, if both Proposal No. 1 and Proposal No. 2 are approved, the Company may file a single amendment with the Secretary of State of Nevada to effect both actions).

Outstanding Shares and Purpose of the Proposal

Our articles of incorporation currently authorize us to issue a maximum of 495,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. Our issued and outstanding securities as of February 7, 2013 are as follows:

•	238,131,674 shares of common stock.

•	141 shares of Series A Preferred Stock, convertible into 110,874,146 shares of common stock

•	$876,377 in principal amount of convertible notes and debentures convertible into 48,586,663 shares of common stock.

•	Warrants to purchase 6,430,623 shares of common stock at a weighted average exercise price of $2.27.

•	Options to purchase 403,750 shares of common stock at a weighted average exercise price of $1.55.

The Board of Directors believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

Except for the conversion of outstanding convertible securities (which conversion would be at the option of the respective holders), the Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of common stock. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

Possible Anti-Takeover Effects of Increase in Authorized Common Stock

We could also use the additional shares of common stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The proposed increase in authorized shares of common stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed increase in authorized shares of common stock may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed increase in authorized shares of common stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the proposed increase in authorized shares of common stock with the intent that it be utilized as a type of anti-takeover device. The Company’s articles of incorporation and by-laws do not have any anti-takeover provisions.

Required Vote

The affirmative vote of the holders of a majority of the total issued and outstanding shares of common stock as of the record date is necessary to approve the increase in our authorized shares of common stock.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Special Meeting. If any other matters properly come before the meeting, the person named in the enclosed Proxy, or his substitutes, will vote the shares represented thereby in accordance with his judgment on such matters.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy Card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

The Company has engaged InvestorCom, Inc. to perform solicitation services in connection with the Special Meeting, for a fee of $5,500.

By Order of the Board of Directors,

/s/ Frederic Scheer
Chief Executive Officer and Chairman of the Board of Directors

Appendix A

Certificate of Amendment to articles of incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390• After Issuance of Stock)

1. Name of corporation:

Cereplast, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Upon the filing of this certificate of amendment, the corporation shall effect a one-for-            reverse split whereby each share of Common Stock, par value $0.001 per share shall, without any action on the part of the holder, become and be converted into             shares of common stock, par value $0.001 per share. In connection with the reverse split, no fractional shares shall be issued. In lieu of fractional shares, each holder who would otherwise be entitled to receive fractional shares of new Common Stock, will, upon surrender of the certificates representing shares of old Common Stock, receive such additional fractional share as will result in the holder having a whole number of shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: greater than 50%

4.   Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Certificate of Amendment to articles of incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390• After Issuance of Stock)

1. Name of corporation:

Cereplast, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article FOURTH is hereby amended such that the aggregate number of shares that the corporation shall the authority to issue is 2,005,000,000 of which 2,000,000,000 shares will be common stock, par value $0.001 per share, and 5,000,000 shares will be preferred stock, par value $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: greater than 50%

4.   Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

CEREPLAST, INC.

The undersigned Stockholder of Cereplast, Inc. hereby appoints Frederic Scheer, as attorney and proxy with full power of substitution to vote all of the shares of Common Stock of Cereplast, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of Cereplast, Inc. to be held at The DoubleTree Hotel, 1985 East Grand Ave., El Segundo, CA 90245-5015, on Friday, April 5, 2013, at 9:00 a.m. Pacific Time, and at any adjournment or adjournments thereof as follows:

This proxy is solicited on behalf of the Board of directors.

(continued, and to be dated and signed, on the other side)

PLEASE DETACH PROXY CARD HERE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held April 5, 2013. The Proxy Statement is available at http://icommaterials.com/Cereplast

Please Mark Your Vote in Blue or Black Ink As Shown Here           ☒

		FOR	AGAINST	ABSTAIN

1.

To approve an amendment to the articles of incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of not less than one-for-two and not greater than one-for-fifty, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Nevada no later than one year from the date of the Special Meeting;

		☐	☐	☐

2.	To approve an amendment to the articles of incorporation of the Company to increase the Company’s authorized shares of common stock from 495,000,000 to 2,000,000,000; and	☐	☐	☐

3.	To act on such other matters as may properly come before the meeting or any adjournment there.	☐	☐	☐

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Please sign and date this Proxy below and return in the enclosed envelope.

Date	. 2013 (Signature)	(Signature of joint owner)

Signature(s) must agree with the name(s) printed on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

PLEASE DETACH PROXY CARD

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www. .com	Vote Your Proxy by Phone: Call 1 ( ) -	Vote Your Proxy by Mail:
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.